Exhibit 99.1

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Declares Regular Cash Dividend

MILPITAS, Calif., Nov. 4, 2021—The KLA Corporation (NASDAQ: KLAC) board of directors today declared a quarterly cash dividend of $1.05 per share on its common stock, payable on Dec. 1, 2021 to KLA shareholders of record as of the close of business on Nov. 15, 2021.

Logo: https://mma.prnewswire.com/media/806571/KLA_Corporation_Logo.jpg

About KLA:
KLA Corporation ("KLA") develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com (KLAC-F).